CUSIP NO. 911163103	13G

EXHIBIT 99.1

Joint Filing Agreement

February 14, 2018

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Kiltearn Partners LLP, Kiltearn Limited and Murdoch Murchison each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

KILTEARN PARTNERS LLP

Date:	February 14, 2018
By:	/s/ Stuart Gunderson
Title:	Chief Operating Officer

KILTEARN LIMITED

Date:	February 14, 2018
By:	/s/ Stuart Gunderson
Title:	Director

MURDOCH MURCHISON

Date:	February 14, 2018
By:	/s/ Murdoch Murchison